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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on From S-4 of (i) our report dated March 31, 1998, except as to Note 14, for which the date is July 1, 1998, on our audits of the consolidated financial statements of R.H. Donnelley Corporation and (ii) our report dated January 8, 1998, on our audits of the combined financial statements of DonTech I and DonTech II. We also consent to the references to our firm under the caption "Experts".



                                        PricewaterhouseCoopers LLP


New York, New York
July 17,1998